Exhibit 1

May 24, 2023

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Prager Metis CPAs, LLC	Dear Sirs/Madams:
_________
401 HACKENSACK AVENUE 4TH FLOOR HACKENSACK,NJ 07601	We have read the statements included under Item 4.01 in the Form 8-K, dated May 24, 2023 of Blue Biofuels, Inc., and agree with such statements insofar as they relate to our firm. We have no basis to agree or disagree with any other statements of the Registrant contained therein.
T 201.342.7753
F 201.820.2691

www.pragermetis.com
Very truly yours,

Hackensack, New Jersey